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ACUSON CORPORATION                                               EXHIBIT 10.29
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September 11, 1998



Acuson Corporation
1220 Charleston Road
P.O. Box 7393
Mountain View, CA  94039-7393

Attention:   David Farwell, Assistant Treasurer

Ladies and Gentlemen:

Banque Nationale de Paris (BNP) is pleased to advise you that we have approved the following facility for your use:

Borrower:           Acuson Corporation.

Facility:           Uncommitted line of credit for one or more advances (the
                    "Advance(s)"). Advances will be available for a period of up to 90 days at the sole discretion of BNP and subject to the terms and conditions of this agreement, the Note and the Terms of Advance (each referred to below). The maximum aggregate principal amount available under this Facility at any one time is $10,000,000, and the minimum amount of any one Advance is $100,000. The interest rate (or method of calculation of interest) applicable to each advance will be as agreed upon by Borrower and BNP at the time that such Advance is made. Principal and interest on each Advance will be payable at the times and in the manner agreed upon by Borrower and BNP at the time that such Advance is made.

Request for         Requests for Advances may be addressed to Don Hart or Debra
Advances:           McAdam in writing or by telephone and may be made by any of your Designated Officers (as that term is used in the Borrowing Certificate referred to below).

Terms of            For each Advance made under this agreement, BNP will
Advance:            maintain a record of the terms and conditions of such
                    Advance (the "Terms of Advance"). BNP's records of such terms and conditions shall be binding upon Borrower absent manifest error. BNP will make a copy of the Terms of Advance available to Borrower.

Documentation:      Prior to the funding of the first Advance to be made
                    hereunder, Borrower will deliver to BNP: (a) this agreement,
                    (b) a Borrowing Certificate, and (c) a Promissory Note (the
                    "Note"), each fully executed and in a form acceptable to BNP. Forms of Borrowing Certificate and Note are attached.

Representations:    Borrower represents and warrants that (a) this agreement
                    and, when executed and delivered to us, the note (including any substitute or additional Note), has been duly
                    authorized, executed and delivered by Borrower and
                    constitutes legally binding and enforceable obligations of
                    Borrower in accordance with its respective terms, and (b)
                    all financial information which Borrower has submitted or
                    will submit to BNP in connection with this agreement or any request for an advance is (or will be at the time submitted)
                    true and complete, fairly presents the financial condition of Borrower as of the date indicated, and has been prepared in accordance with generally accepted accounting principles.
                    Upon the making of each request for an advance under this
                    Facility and upon receipt of each such
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Acuson Corporation
September 11, 1998
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                Advance, Borrower will be deemed to have restated and
                reaffirmed, as of the date of each such request and receipt, each representation and warranty made above.

Notices: All notices required or permitted by this agreement or any Note shall be made by telephone or in writing (but if by telephone, shall promptly be confirmed in writing) and addressed to Borrower at: 1220 Charleston Road, P.O. Box 7393, Mountain View, CA 94039-7393; telephone number: (650) 694-5415; telefax number: (650) 967-4791; and to BNP at: 180 Montgomery Street, San Francisco, CA 94104; telephone number: (415) 956-2511; telefax number: (415) 989-9041; unless either party gives notice to the other of a change in address.

Kindly indicate your acceptance of this letter agreement by signing and returning to us the original of this letter. The enclosed duplicate is for your files. We are delighted to offer this Facility and look forward to continuing our mutually satisfactory relationship.


                                        Sincerely,

                                  BANQUE NATIONALE DE PARIS





           Kristine Nakano                                Mark McElwain
            Vice President                            Assistant Vice President



ACCEPTED AND AGREED AS OF THIS ____________ DAY OF _______________,1998.

ACUSON CORPORATION



By:  ______________________________
Title: